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                                                                    Exhibit 10.2

                               FIRST AMENDMENT TO
                           DAYTON SUPERIOR CORPORATION
                             1995 STOCK OPTION PLAN
                           ---------------------------

         THIS FIRST AMENDMENT is made as of the 17th day of July, 1997, under the following circumstances:

                  A. The Dayton Superior Corporation (the "COMPANY") 1995 Stock Option Plan (the "PLAN") was approved by the Board of Directors of the Company on October 11, 1995 and by the shareholders of the Company on October 13, 1995.

                  B. Section 8 of the Plan provides that the Plan may be amended by the Board of Directors of the Company unless shareholder approval is required to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or to comply with any other law, regulation or stock exchange rule.

                  C. This First Amendment to the Plan has been approved by the Board of Directors of the Company on July 17, 1997. No shareholder approval of this amendment is required.

         NOW, THEREFORE, the Plan hereby is amended as follows:

         1. DEFINITIONS. Section 2 of the Plan hereby is amended to remove the definition of "Book Value" set forth in Section 2(c); to include the following additional definitions; and to reletter the paragraphs of the section accordingly:

                  (_) "MARKET VALUE" means the average of the highest sale price and the lowest sale price of a Share on the date the value of a Share is to be determined, as reported on the New York Stock Exchange and published in the WALL STREET JOURNAL, or if no sale is reported for such date, then on the next preceding date for which a sale is reported or, if the Shares no longer are traded on the New York Stock Exchange, the determination of such value shall be made by the Committee in good faith.

                  (_) "TAX DATE" means the date as of which the amount of a withholding tax payment with respect to the exercise of an Option is calculated.

         2. SUBSTITUTION OF MARKET VALUE. Section 6(f) of the Plan hereby is amended to replace the words "Book Value" in each place in which they appear in such section with the words "Market Value."

         3. PAYMENT OF TAX WITHHOLDING. Section 12(b) of each of the Plans hereby is amended by adding the following at the end of such section:

                  An Optionee may elect to have the Company retain from the Shares to be issued upon the exercise of an Option, or may deliver to the Company, a number of Shares having a Market Value on the Tax Date equal to all or any part of the mandatory federal, state and local withholding tax payments to be made on behalf of the Optionee with respect to the exercise of the Option in lieu of making such payments in cash.

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